                                                                    EXHIBIT 4.10
                                    (LOGO)

               THE NORTHERN TRUST COMPANY THRIFT-INCENTIVE PLAN

   Welcome to the Northern Trust Company! As a new employee you will soon be eligible to participate in many of the Northern's excellent benefit plans. One of these is the Thrift-Incentive Plan (TIP), a tax-qualified savings/investment plan designed to encourage you to save for the future. You will be eligible to join TIP the quarter following completion of one year of service, provided you are age 21.

   If you were a participant in a tax-qualified plan with a previous employer, you may be eligible to "rollover" (deposit your pre-tax distribution) into TIP. You may even rollover into TIP prior to becoming an active plan member. Details describing the Rollover option are attached.

   TIP is one of your most valuable employee benefit plans, and is designed to encourage you to save for the future. It offers a sound vehicle for your long-term financial growth, as a savings/investment plan that both you and the Bank can contribute to.

   You can elect to make voluntary contributions to TIP between 1% and 12% of your base salary. By contributing on a voluntary basis, you can receive an additional matching contribution by the Bank, up to 5% of your base salary, contingent upon the attainment of the Bank's earnings goal. You can also choose how your contributions and the Bank contributions are to be invested.

   You will be contacted approximately one month prior to the quarter you become eligible to join TIP, and you will be invited to a presentation detailing TIP.

   If you have any questions about the Thrift-Incentive Plan or the TIP Rollover Option, please contact the TIP area at 444-4416 or 444-7613.

                               BENEFITS DIVISION

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                          THE NORTHERN TRUST COMPANY
                   THRIFT INCENTIVE PLAN ROLLOVER GUIDELINES

GENERAL ROLLOVER INFORMATION
   . Rollovers are accepted prior to your becoming eligible to contribute to the Thrift-Incentive Plan (TIP).

   .  The minimum amount for a rollover is $500.00.

   . All rollover requests require completion of the TIP Rollover Request Form (reverse side of these Guidelines) and supporting documentation as shown on the form.

   . The taxable portion of a total distribution from a tax-qualified plan, or any portion of a Rollover IRA, is eligible for rollover.

   . Non-taxable funds, in-service withdrawals or Personal IRA funds will not be accepted in TIP.

   . Only checks can be accepted for rollover deposit. Stocks, bonds, wire transfers and DTC transfers are not accepted.

   . Forms, checks and supporting documentation are due at 5:00 p.m., five (5) business days prior to the end of the month to the TIP Administrator, M-8, with fund investment occurring the 1st of the following month.

   . You may access your rollover money in TIP through loans and withdrawals. For more details, see The Sourcebook: A Guide To Your Future Financial Security.

   . TIP transactions are processed through the Benefits Express phone system. A Caller Kit will be mailed to you.

PROCESSING DIRECT ROLLOVERS
   . TIP accepts direct rollovers from other tax-qualified plans. Checks should be made payable to:
         The Northern Trust Company - TIP
         50 South LaSalle Street, M-8
         Chicago, Illinois 60675

   . The check must also reference your name, and your Social Security number is your account number in TIP.

   . You must provide a completed TIP Rollover Request Form and the supporting documentation, even if the check is being mailed directly to the TIP area.

PROCESSING IRA ROLLOVERS
   . TIP accepts Rollover IRA funds, not Personal IRA funds. All or part of the funds may be rolled over only if the IRA consists solely of the taxable portion of the tax-qualified distribution and its earnings. If any other contributions were made to the IRA, no portion of the IRA is eligible for rollover.

   . To maintain rollover eligibility, the Internal Revenue Service requires that qualified distributions be rolled over into a qualified plan or Rollover IRA within 60 days of the date of payment of your final distribution. If you are not able to roll over into TIP within the 60 day timeframe, you must deposit the funds into a Rollover IRA.

   . Failure to deposit a tax-qualified distribution into another tax-qualified plan or Rollover IRA within 60 days of payment will disqualify the entire amount of your distribution from any type of future rollover treatment. The funds would then be ineligible for rollover into TIP.

             Any questions? Call (312) 444-4416 or (312) 444-7613.

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                             TIP ROLLOVER REQUEST

PLEASE PRINT:

   Name:________________________________________________________________________
        Last                            First                            Middle

   Social Security #:_____________________________ Ext.:______ Location:________

   Signature:_____________________________________ Date:________________________

   I have read and understand the Rollover Guidelines on the back of this form.
- --------------------------------------------------------------------------------

ROLLOVER AMOUNT

I wish to roll over $_________ into the Northern Trust Company Thrift-Incentive Plan (TIP). Attached is my check made payable to:
                                              The Northern Trust Company - TIP
                                              50 South LaSalle Street, M-8
                                              Chicago, Illinois 60675

If my check is being mailed directly from another tax-qualified plan, it will also reference my name, and I understand that my Social Security number is my account number in TIP.

SUPPORTING DOCUMENTS

Required for any rollover:

/ / Distribution statement from former plan, indicating the taxable portion of the distribution.

                                OR

/ /  1099R form for a qualified distribution.

Required for rollover from an IRA:

/ / Current period statement of participation from financial institution that maintained the Rollover IRA.

- ----------------------------------------------------------------------------

INVESTMENT OF ROLLOVER

My rollover should be invested in the following funds in TIP. The total must equal 100%.

Short-Term  Bond Fund  Balanced Fund  Equity Index Fund  Focused Growth Fund
    Fund
__________% _________%   _________%      __________%     __________%  = 100%

- ----------------------------------------------------------------------------

DEADLINE
Forms, checks and supporting documentation are due at 5:00 p.m., five (5) business days prior to the end of the month to the TIP Administrator, M-8, with fund investment occurring the 1st of the following month.


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

                          THE NORTHERN TRUST COMPANY
                     TIP INVESTMENT OPTIONS FOR ROLLOVERS

- -------------------------------------------------------------------------------------------------------------------
 Tip Investment Options         Investment Descriptions                            Investor Profile
- -------------------------------------------------------------------------------------------------------------------
 The Short-Term Fund      Emphasizes stability of principal through    Savers not comfortable with fluctuation in
                          investments in high-quality, short-term      their principal. The Fund as an exclusive or
                          securities such as CDs, Treasury bills,      primary investment may be too conserva-
                          and Treasury notes.                          tive for long-term investors seeking to
                                                                       achieve growth for retirement.
- -------------------------------------------------------------------------------------------------------------------
 The Benchmark            Pursues the maximum return consistent        This option may be appropriate for invest-
 Bond Portfolio           with reasonable risk by investing in a       ors who want a portion of their money in
                          broad range of long-term securities with     bonds. This fund offers greater income
 Bond A*                  an average maturity of 5 to 15 years,        potential than money market securities
                          including interest-paying bonds issued by    and more investment risk.
                          the U.S. government, banks, and corpora-
                          tions. The value of your investment will
                          fluctuate with changes in interest rates
                          and other market conditions
- --------------------------------------------------------------------------------------------------------------------
 The Benchmark            Pursues long-term capital appreciation        Investors looking for a portfolio that will
 Balanced Portfolio       and income through a flexible combination     determine by  itself what portion of invest-
                          of high-quality stocks, bonds, and money      ments should be in stocks and bonds based
                          market securities.                            on market conditions and will adjust the
                                                                        mix as conditions change.
- --------------------------------------------------------------------------------------------------------------------
 The Benchmark Equity     Seeks to provide investment results that      Long-term investors who prefer a portfolio
 Index Portfolio          approximate the performance of the Stand-     that replicates a major stock-market index.
                          ard & Poor's 500 Stock Index, which is
 Eqldx A*                 comprised of a diversified group of large,
                          well-established corporations.
- ---------------------------------------------------------------------------------------------------------------------
 The Benchmark Focused    Seeks long-term capital appreciation mainly   Long-term investors who are comfortable
 Growth Portfolio         through stock investments in companies with   with the potential risks and rewards of a
                          high growth potential. These companies must   portfolio that is actively managed to pro-
 FOCGR A*                 have been in operation for at least 5 years.  duce long-term capital appreciation.
- --------------------------------------------------------------------------------------------------------------------

*When you look up the Benchmark funds under Mutual Fund quotations in the financial section of most newspapers, you should see these abbreviations. The Benchmark Balanced Portfolio abbreviation has not yet been determined.

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